UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2007

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avid Technology Park, One Park West, Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 640-6789

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

(a)          On July 16, 2007, Avid Technology, Inc. (the “Company”) issued a press release announcing certain matters described in Items 5.02(b) and (c) below. In that press release, the Company reaffirmed its revenue and earnings-per-share guidance for the fiscal quarter ended June 30, 2007. The full text of the press release issued is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Form 8-K (including the information included in Exhibit 99.1 relating to results of operations) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)          On July 15, 2007, David A. Krall and the Board of Directors of the Company agreed that Mr. Krall would depart as Chief Executive Officer and director of the Company, effective July 31, 2007. The Company has engaged the firm of Heidrick & Struggles to assist with the search for a new Chief Executive Officer.

(c)          On July 15, 2007, the Board appointed Nancy Hawthorne, a former Chairman of the Board of Directors and current director of the Company, to serve as Interim Chief Executive Officer of the Company, effective July 31, 2007, until a permanent successor is appointed. Ms. Hawthorne, age 56, became a director in October 1997. Since August 2001, Ms. Hawthorne has served as Chair and Chief Executive Officer of Clerestory, LLC, a financial advisory and investment firm. In addition, from 1996 until July 1997, Ms. Hawthorne was Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management. From July 1997 until July 2001, Ms. Hawthorne was self-employed, providing a variety of financial strategy consulting services. Previously, Ms. Hawthorne served as Treasurer and Chief Financial Officer of Continental Cablevision, Inc. and, following Continental Cablevision’s merger with US West, Inc., as an Executive Vice President of the merged company, MediaOne. Ms. Hawthorne also serves as a director of the Metropolitan Series Fund, Inc., a mutual fund established by the Metropolitan Life Insurance Company.

Effective July 19, 2007, the Board appointed Joel Legon to serve as the Company’s Vice President and Chief Financial Officer. Since joining the Company in February 2006, Mr. Legon, age 56, had served as Vice President and Corporate Controller of the Company, and, since March 2007, he had additionally served as Acting Chief Financial Officer of the Company. Prior to joining the Company, Mr. Legon served in the following positions at Parametric Technology Corporation: from January 2004 to February 2006 as Senior Vice President of Finance and Corporate Controller; from November 1999 to January 2004 as Vice President of Finance and Corporate Controller; and from March 1998 to November 1999 as Corporate Controller. Prior to that, Mr. Legon held finance positions at Computervision Corporation, NEC America, Inc., Chesebrough-Ponds, Inc. and Richardson-Vicks Inc.

(e)          In connection with Mr. Krall’s departure, the Company and Mr. Krall entered into a Separation Agreement, dated as of July 15, 2007, filed herewith as Exhibit 10.1. The Separation Agreement confirms that Mr. Krall will receive the payments and benefits provided for under his Executive Employment Agreement, dated as of July 24, 2002.

As Interim Chief Executive Officer, Ms. Hawthorne will receive an annual base salary of $300,000 and an option to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) at an option exercise price equal to the NASDAQ closing price of the Common Stock on the date of grant. The shares subject to the option will vest in twelve equal and successive monthly installments beginning on August 15, 2007, but vesting shall continue only for as long as Ms. Hawthorne remains Interim Chief Executive Officer. The shares subject to the option will have an aggregate value of $500,000.

On July 19, 2007, the Company entered into an Executive Employment Agreement and a Change-in-Control Agreement with Mr. Legon. The material terms of Mr. Legon’s employment arrangement include the following:

•	An annual base salary of $350,000;
•	A target bonus payment of 75% of his annual base salary to be paid, if at all, pursuant to the Company’s bonus plan;
•

An option to purchase shares of Common Stock with an aggregate value of $300,000 at an exercise price equal to the closing price of the Common Stock on NASDAQ on the date of grant. Twelve and one-half percent of these shares will vest and become exercisable six months from the date of grant. The remaining shares will vest monthly over the following 42 months;

•	Health insurance and such other benefits as are generally made available by the Company to its full-time executive employees; and
•

Severance benefits providing that if the Company terminates Mr. Legon’s employment other than for cause, or if Mr. Legon terminates for good reason, he is entitled to: (a) his base salary and benefits for twelve months following the termination date; (b) a prorated bonus payment; and (c) immediate vesting of any stock options or restricted stock that were due to vest within twelve months of the termination date.

The Change-in-Control Agreement provides that if Mr. Legon is terminated by the Company without cause, or if Mr. Legon terminates for good reason, within two years following a change in control of the Company, he will receive the following benefits:

•	A prorated salary and bonus payment for the year of termination;
•	A lump sum severance payment equal to one and one-half times the sum of his annual base salary plus the highest bonus payment targeted or received in the then-current or preceding two years;

•	Comparable benefits for the 18 months following the date of termination; and
•	All unvested stock options and shares of restricted stock held by Mr. Legon will vest immediately and be exercisable for a period of 18 months following his termination.

The foregoing descriptions are qualified in full by Mr. Legon’s Executive Employment Agreement and Change-in-Control Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement, dated as of July 15, 2007, between David A. Krall and the Company.

99.1	Press Release issued by the Company dated July 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVID TECHNOLOGY, INC. (Registrant)
Date: July 19, 2007	By:	/s/ Paige Parisi
Paige Parisi
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement, dated as of July 15, 2007, between David A. Krall and the Company.
99.1	Press Release issued by the Company dated July 16, 2007.